UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of earliest event reported: January 18, 2007

Commission File Number	Exact name of registrants as specified in their charters, State of Organization, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

333-52397	ESI TRACTEBEL ACQUISITION CORP. (a Delaware corporation)	65-0827005
333-52397-01	NORTHEAST ENERGY, LP (a Delaware limited partnership)	65-0811248
c/o FPL Energy, LLC 700 Universe Boulevard Juno Beach, Florida 33408 (561) 691-7171
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)

On January 18, 2007, F. Mitchell Davidson announced his resignation as president and from the Board of Directors of each of ESI Tractebel Acquisition Corp. (Acquisition Corp.) and ESI Tractebel Funding Corp. (Funding Corp.) and from the management committee of each of Northeast Energy, LP (NE LP), Northeast Energy Associates (NEA), a limited partnership, and North Jersey Associates (NJEA), a limited partnership, effective immediately.

(c) and (d)

On January 18, 2007, T. J. Tuscai was appointed president and director of each of the Acquisition Corp., ESI Northeast Energy GP, Inc. (ESI GP), ESI Northeast Energy LP, Inc. (ESI LP) and the Funding Corp. In addition, he was appointed to the management committee for each of NE LP, NEA and NJEA. ESI GP, a general partner of NE LP, and ESI LP, a limited partner of NE LP, are indirect wholly-owned subsidiaries of FPL Energy, LLC (FPL Energy), a Delaware limited liability company, which is an indirect wholly-owned subsidiary of FPL Group, Inc. (FPL Group), a company listed on the New York Stock Exchange. Certain relationships and certain related party transactions between the registrants, NEA and NJEA, on the one hand, and affiliates of FPL Energy, on the other hand, are described in Item 13 of the registrants' combined Annual Report on Form 10-K for the year ended December 31, 2005.

Mr. Tuscai, 38, is senior vice president of FPL Energy, a position he has held since December 2006. Mr. Tuscai was president of FPL Fibernet, LLC (an indirect subsidiary of FPL Group that leases wholesale fiber-optic network capacity and dark fiber), and served in that position until November 2005. From November 2005 to December 2006, Mr. Tuscai was president of Gexa Energy, LP, a subsidiary of FPL Energy that provides retail electric services. From September 2003 to May 2004, Mr. Tuscai was vice president of global accounts for General Electric Capital Corporation (GE Capital), a financial services corporation, where his primary responsibility was for delivering innovative customer solutions for Fortune 100 companies by combining the value proposition from all General Electric Company businesses. From January 2002 to September 2003, Mr. Tuscai was general manager, TLS Commercial Vehicles (a division of GE Capital) where his primary responsibility was for the overall direction and profitability for one of the UK's largest commercial vehicle fleets. He held a number of other senior management positions at GE Capital including general manager of several European businesses.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NORTHEAST ENERGY, LP (ESI Northeast Energy GP, Inc. as Administrative General Partner) ESI TRACTEBEL ACQUISITION CORP. (Registrants)

Date: February 12, 2007

MARK R. SORENSEN

Mark R. Sorensen Vice President and Treasurer of ESI Northeast Energy GP, Inc. Treasurer of ESI Tractebel Acquisition Corp. (Principal Financial and Principal Accounting Officer of the Registrants)